                                                                   EXHIBIT 10.20

                                 LEASE AGREEMENT

      THIS LEASE, made this 16th day of August, 2004, between CENTERPOINT 800 LLC, a Delaware limited liability company (hereinafter called "Landlord"), and INNOTRAC CORPORATION, a Georgia corporation, (hereinafter called "Tenant"). In consideration of the Leased Premises (as hereinafter defined) and the covenants, conditions, and rents hereinafter set forth, it is agreed as follows:

      1.    PREMISES AND TERM:

            A. Landlord does hereby lease, demise, and let to Tenant, and Tenant does hereby lease, take, and accept from Landlord, the premises being comprised of approximately Seventy-five Thousand (75,000) square feet of space located in the building shown on the site plan attached hereto as Exhibit "A" ("Leased Premises") which building contains a net rentable area of approximately One Hundred Seventy-nine Thousand Four Hundred Sixty-six (179,466) square feet ("Building"), and is located on the parcel lot of ground known as 800 Centerpoint Boulevard in New Castle County, Delaware more fully described in Exhibit "B" attached hereto ("Real Property"), together with the use in common with other occupants of the Building of the parking areas and access roads serving the Building.

            B. TO HAVE AND TO HOLD the same for two month term commencing on August 16, 2004 and ending on October 15, 2004 ("Temporary Term") with a renewal term of three (3) years (the "Term") commencing on October 16, 2004 (hereinafter the "Commencement Date") and ending on October 15, 2007 (hereinafter the "Termination Date"). Tenant shall notify Landlord in writing of its option to exercise the Term within twenty (20) business days prior to the start of the Term. Notwithstanding anything to the contrary contained in this Agreement, Tenant shall have no liability under this Agreement if it does not elect to exercise the Term at upon

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expiration of the Temporary Term. In the event Tenant does not notify Landlord of its intent to terminate, Tenant shall pay Basic Rental and Additional Rent through November 15, 2004. Tenant shall remove all of Tenant's property from Leased Premises and turn over space to Landlord as required by this Lease Agreement by November 15, 2004. Landlord shall provide access to Tenant to Leased Premises immediately upon execution of this Lease. Tenant shall upon taking access put in electric meter for Leased Premises in Tenant's name.

      2.    TENANT IMPROVEMENTS;

            Landlord shall install tenant improvements at the Leased Premises, in accordance with the summary attached hereto as Exhibit "C" (collectively, the "Tenant Improvements").

      3.    RENT:

            Tenant covenants to pay to Landlord, the basic rent ("Basic Rental") per the following schedule payable to Landlord via wire transfer at such wiring address as Landlord shall provide to Tenant from time to time:

            The first month's Basic Rental is due upon signing of this Lease by Tenant.

 YEAR             MONTHLY BASIC RENTAL           ANNUAL BASIC RENTAL
 ----             --------------------           -------------------
1                     $ 23,437.50*                  $ 281,250.00
2                     $ 24,062.50*                  $ 288,750.00
3                     $ 24,687.50*                  $ 296,250.00

*Plus Additional Rent owed as outlined in this Lease Agreement.

            Such Basic Rental shall be payable in equal monthly installments in advance and without demand, commencing on the Commencement Date and continuing throughout the Term on the first day of each calendar month, but not later than three (3) days following the first day of each calendar month, during the Term. Basic Rental and any Additional Rent will be made

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

payable to Centerpoint 800 LLC and mailed to Centerpoint 800 LLC, 1201 N. Market Street, Suite 1605, Wilmington, DE 19801.

            A. The payment of Basic Rental shall be triple net the Landlord, and accordingly shall be in addition to and over and above all other payments to be made by Tenant as hereinafter provided, and all expenses pertaining to the ownership, maintenance and use of the Leased Premises, except as expressly set forth herein, it being the purpose and intent of the Landlord and Tenant that the Basic Rental payable hereunder shall when received by Landlord be absolutely triple net to it, and that except as expressly provided in Paragraph 12C below all costs, charges, expenses and obligations of every kind relating to the ownership of the Leased Premises and the use thereof which may arise or become due during the Term shall be paid by Tenant and that Landlord shall be indemnified and held harmless by Tenant from and against the same.

            B. Tenant covenants to pay when due, without any abatement, deduction, or set-off, the Basic Rental provided for herein and to pay as additional rental when due all other sums, costs, charges, and expenses payable by Tenant under this Lease (collectively, "Additional Rental") and in the event of any nonpayment thereof, such sums shall be collected as rent, and Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of rent. All payments of Basic Rental and Additional Rental, except for any Additional Rent which may be disputed, which are not paid promptly by Tenant to Landlord when due, shall be subject to a late charge of one and a half percent (1.5%) per month.

            C. Tenant shall, at the execution of this Lease, pay to Landlord the sum of Twenty-three Thousand Four Hundred Thirty-seven Dollars and Fifty Cents ($23,437.50) as a security deposit (the "Security Deposit"). The Security Deposit shall be held by Landlord and may be applied in payment of any Basic Rental and/or Additional Rental due under this Lease or to

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cure other default by Tenant during the Term including to reimburse Landlord for the amount of any cost incurred or damage sustained as a result of the default. The Security Deposit shall be retained by Landlord without interest and not in trust or in a separate account. The portion of the Security Deposit which shall not be utilized by Landlord during the Term shall be returned to Tenant upon the expiration of the Term and surrender of the Demised Premises to Landlord in the condition required by this Lease.

      4.    TAXES:

            Tenant covenants to pay Landlord, as Additional Rental, forty-one point seventy-nine percent (41.79%) of any real estate taxes and assessments, as hereinafter defined, levied on the Real Property and Building:

            a) Real estate taxes and assessments shall be adjusted and pro-rated to the Commencement Date or the Termination Date as the case may be, however, there shall be no right to proration upon a termination of this Lease if such termination is caused by Tenant prior to the expiration of the Term.

            b) For purposes of this paragraph, the term "real estate taxes and assessments" shall include any public charges against the Real Property (including assessments by any county, municipality, metropolitan district or commission), but shall specifically exclude any fines, penalties or interest.

      5.    FIRE AND EXTENDED COVERAGE AND RENTAL INSURANCE:

            Landlord shall maintain during the Term a policy of special form property insurance covering the Building in an amount not less than its full replacement cost with a reputable insurance company. Tenant covenants to pay Landlord, as Additional Rental, forty-one point seventy-nine percent (41.79%) of all premiums for such property insurance, as follows:

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            a) Premiums shall be adjusted and pro-rated to the Commencement Date or the Termination Date as the case may be.

            b) The fire and extended coverage policy shall expressly waive any right of subrogation against Landlord or Tenant and each party hereby waives any such right of recovery against the other.

            c) In the event Tenant's occupancy causes any increase in premiums for fire, and extended coverage insurance or rental insurance on the Building or Real Property above the rate for [a general warehousing or distribution facility] the Tenant shall pay the additional premiums due by reason thereof. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as Additional Rental.

      6. SNOW REMOVAL, PARKING LOT MAINTENANCE, GROUNDS MAINTENANCE, LANDSCAPING, SECURITY, MANAGEMENT FEES, COMMON AREA ELECTRIC, AND OTHER COMMON AREA CHARGES:

            Tenant covenants to pay Landlord, as Additional Rental forty-one point seventy-nine percent (41.79%) of all costs incurred by Landlord for snow removal, parking lot maintenance, grounds maintenance, landscaping, security, management fees, and administrative cost solely for management at property manager level and below directly involved in the management of the Building, water, sewer, Common Area electric, and all other common area expenses related to the Building and the Real Property during the Term including without limitation capital expenditures required by law (except to the extent such items are the Tenant's

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responsibility pursuant to Paragraph 15 below) or which are designed to result in cost savings or reductions.

      7.    PAYMENT OF ANNUAL OPERATING EXPENSES:

            Tenant shall pay Landlord for Annual Operating Expenses (as hereinafter defined) in equal monthly installments in the amount set forth below (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as Additional Rental, without notice, demand, or set-off, provided that the monthly installment for the first full month of the Term shall be paid at the signing of this Lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to Paragraphs 4, 5, and 6 above (collectively, "Annual Operating Expenses"). The initial amount of Annual Operating Expenses to be paid by Tenant represents the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30 of each year (and as soon as practical after the expiration or termination of this Lease or at any time in the event of a sale of the Real Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit towards Tenant's rent, Tenant's account for any overpayment. Upon prior, reasonable written notice one (1) time per year, Tenant shall have the right, at its expense, to audit any records, books or documents related to the Annual Operating Expenses and shall provide Landlord with written notice of any disputed Annual Operating Expenses. Tenant's obligation to pay Annual Operating Expenses pursuant to this Paragraph 7 shall survive the expiration or termination of the Lease. For purposes of this

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Paragraph 7, the Annual Operating Expenses for the Building for the first calendar year of the Term are estimated to be Seventy-five Thousand Dollars and Zero Cents ($75,000.00) per year and are summarized on attached Exhibit "D". Basic Rental and any Additional Rent will be made payable to Centerpoint 800 LLC and mailed to Centerpoint 800 LLC, 1201 N. Market Street, Suite 1605, Wilmington, DE 19801 or sent by wire transfer, ACH or mail.

      8.    UTILITIES; ELECTRICAL EQUIPMENT

            Tenant shall pay any vendor directly for all charges for gas, electricity, sewer (both sanitary and storm), telephone, water (including water for fire protection service), and all other utilities and communication services used, rendered or supplied upon or in connection with the Leased Premises. Tenant acknowledges that Landlord has made no representations in this Lease concerning the performance of the applicable public utility(s) servicing the Leased Premises with Tenant being obligated to contract with such utility(s) directly. Tenant shall be responsible at all times for the maintenance and repair of all of Landlord's electrical equipment unless such repair is necessitated by reason of waste or negligence on the part of Landlord, its agents or employees. Should Tenant at any time require additional utility service, Landlord agrees to cooperate with Tenant (at no cost to Landlord) and to execute such documents as may be necessary to obtain same, but all costs in connection therewith shall be paid by Tenant. In all events, Landlord's consent (not to be unreasonably withheld) shall be required with respect to any expanded or enhanced electric service which requires access to Landlord's electric equipment servicing the Leased Premises. For purposes of this Paragraph 8, it is understood that all equipment, power lines, and related property, which deliver electric power from the main line of the electric supplier to the Leased Premises are part of the Landlord's electrical equipment.

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

            D. As to heat, ventilation, air conditioning, electricity, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, replacements, or causes beyond Landlord's reasonable control whether similar or dissimilar to the foregoing.

      9.    LIENS OR ENCUMBRANCES:

            A. Tenant shall keep the Leased Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall indemnify, defend and hold Landlord harmless from all claims, costs and liabilities, including reasonable attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed on the Real Property to be released of record by payment or posting of a proper bond within ten (10) days after written request by Landlord.

            B. It is specifically understood and acknowledged by Tenant that Tenant has no authority to act as agent or representative of, or bind Landlord in any way with respect to contracts it may enter into for the alteration or repair of the Leased Premises or the furnishing of any materials to be utilized in connection therewith.

            C. Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord. Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to

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constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Leased Premises or the Building or the Real Property or any part of any thereof, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Leased Premises, the Building, the Real Property or any part of any thereof.

      10.   USE OF PREMISES:

            Tenant shall use and occupy the Leased Premises throughout the Term solely for the purpose of warehouse, fulfillment operations and general office and for no other purpose.

      11.   ALTERATIONS AND IMPROVEMENTS

            A. Upon completion of the Tenant Improvements in accordance with Paragraph 2 and Exhibit "C" hereof, Landlord shall have no further obligation to make any alterations or improvements to the Leased Premises except as provided in Paragraph 12C hereof.

            B. Tenant further covenants that it will at no time or times make any other alterations, improvements, or material changes of any kind to the Leased Premises or the Building (collectively, "Alterations") over the amount of $10,000 per occurrence without first submitting the plans thereof to Landlord and securing the prior written consent of the Landlord. As a precondition to receiving such Landlord's consent: (i) Tenant must demonstrate to Landlord's satisfaction, in Landlord's sole determination, that the Tenant has the financial ability to pay for any such Alteration(s); and (ii) the contractor or contractors performing the Alteration(s) must acknowledge in writing to Landlord in form and substance satisfactory to Landlord that it or they are relying solely upon Tenant's ability to pay and are not looking to Landlord or to its equity in the Real Property as a source of payment. Tenant acknowledges that the preconditions set forth in

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subparagraphs (i) and (ii) above are material inducements to Landlord's consent and shall be relied upon by Landlord in providing consent should Landlord, in its sole discretion, elect to provide such consent.

            C. Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, or other systems serving the Leased Premises or any other portion of the Building, without the prior written consent of the Landlord. In the event that such consent is granted, all such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Term, Tenant shall pay to Landlord Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions, normal wear and tear excepted.

            D. All improvements, alterations, replacements, and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Building shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord or, at Landlord's option, after written notice to Tenant, any or all of the foregoing, except for the Tenant Improvements, may be designated by Landlord as items which shall be removed by Tenant at its sole cost and expense upon the expiration or sooner termination of its Lease and in such event Tenant shall also repair all damage to the Leased Premises caused by such installation or removal. All machinery, equipment (other than HVAC and other building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Leased Premises, shall remain the property of Tenant, and Tenant shall be entitled to remove the same or any part thereof upon the expiration of the Term, but Tenant shall, at its expense, repair any and all damage to the Leased Premises resulting from or

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caused by such removal. Landlord has the right to remove any of Tenant's property remaining in the Leased Premises after ten (10) days following any termination at Tenant's expense and at Landlord's option to treat the same as Landlord's own or to store same at Tenant's expense. Landlord shall notify Tenant in advance, if Tenant has previously provided Landlord with written notice outlining improvements, in writing if any alterations or improvements shall be required to be removed upon termination. The provisions of this Paragraph 12 shall survive the expiration or sooner termination of this Lease.

      12.   REPAIRS AND MAINTENANCE:

            A. Tenant covenants throughout the Term, at its expense, to maintain in good order and repair the interior structure of the Leased Premises, and to maintain and replace when necessary, all window and door glass therein, interior and exterior, to maintain and repair all building service equipment therein including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment, pipes, wires, ducts, fixtures and appliances; to make all ordinary and necessary repairs to any of the foregoing; to keep the Leased Premises in a safe, clean, and sanitary condition; and to provide for the removal of trash and rubbish. Landlord warrants that upon Tenant's occupancy, that the following are in good order and repair: interior structure of the Leased Premises, all window and door glass therein, interior and exterior, all building service equipment therein including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment, pipes, wires, ducts, fixtures and appliances; Landlord has made all ordinary and necessary repairs to any of the foregoing prior to Tenant's occupancy.

            B. Landlord will provide, at Tenant's expense, for inspection at least once each calendar quarter, of the Building's heating, air conditioning and ventilating equipment (other than

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any such equipment installed in the Leased Premises by Tenant). Such inspection shall encompass the work described on Exhibit "D" attached hereto and made a part of and provide for necessary repairs thereto. Landlord will provide Tenant with copies of all service calls and reports, upon written request to Landlord, within thirty (30) days after any service call.

            C. Landlord agrees to perform at its expense, maintenance, repair and replacement to: (i) the exterior and structural portions of the Building, including without limitation, the replacement of parking lot; (ii) the roof and roof membrane; (iii) all utility and Building systems not exclusively serving the Leased Premises and those located outside of the Leased Premises; (iv) the Common Areas at the Real Property; and (v) gutters, downspouts, flashing and floor slab. The cost of all such repairs and replacements shall be allocated as set forth in Paragraph 12D of this Lease except when such repairs and/or replacements are necessitated by the negligence or other act or omission of the Tenant or its employees, contractors or invitees (e.g. a roof penetration made by Tenant's contractor as part of the Tenant's initial improvements) in which event the cost shall be borne solely by Tenant.

            D. During the Term, the repair and replacement of capital items (as determined by generally accepted accounting principles ("GAAP") such as the roof, roof membrane, building systems, structural elements of the Building, HVAC system components, utility connections, re-paving of parking lots and paved areas are to be the expense and responsibility of the Landlord, with no reimbursement by Tenant. Thereafter, during any extension or renewal of the Term, the cost of these items shall be amortized over their useful life, and the annual amortized portion of these costs shall be passed through as Annual Operating Expenses. The repair of non-capital items as determined by GAAP shall be included as part of Annual Operating Expenses both during the Term and any extension or renewal thereof.

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

      13.   LIABILITY INSURANCE:

            Tenant shall provide property and liability insurance throughout the Term as follows:

            A. Tenant shall maintain in force special form property insurance covering personal property Tenant places upon or installs within the Leased Premises in an amount equal to the replacement cost of that personal property.

            B. Tenant shall maintain in force a policy of commercial general liability insurance insuring Landlord, Tenant and Landlord's mortgagee(s) (the "Mortgagee") against liability arising from Tenant's use, occupancy or maintenance of the Leased Premises and appurtenant areas and providing contractural liability coverage for the indemnities Tenant makes in Paragraph 18 of this Lease. Landlord and Mortgagee shall be named as additional insureds on Tenant's policy. The amount of that insurance must be at least One Million Dollars ($1,000,000.00) per occurrence for bodily injury to or death of any persons or property damage, arising out of or related to Tenant's negligent acts or omissions, with a Four Million Dollar umbrella policy as overlay. Tenant must cause the policy by which Tenant provides that commercial general liability insurance to be endorsed to order to confirm that (i) the insurance is primary insurance, solely to the extent of Tenant's negligent acts or omissions and (ii) insurance maintained by or for Landlord's benefit will not reduce the proceeds payable in respect of any claim made on the insurance Tenant furnishes in accordance with the terms of this Paragraph 13D.

            C. If Tenant does not qualify as a self-insurer in accordance with the rules and regulations of the agency or commission that administers the workers' compensation program in the State where the Leased Premises are located, Tenant shall maintain in force workers' compensation insurance in the amount required by applicable law and employer's liability

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insurance in an amount not less than Five Hundred Thousand Dollars
($500,000.00). The workers' compensation insurance must include an all-states endorsement.

            D. Tenant shall also maintain automobile insurance coverage in an amount of not less than $1,000,000 for its owned company autos.

            E. E. Each policy of insurance that Tenant maintains in accordance with the terms of this Lease must be written by an insurance company licensed to do business in the state where the Leased Premises are located and reasonably satisfactory to Landlord, must be in form and substance reasonably satisfactory to Landlord and must provide that the insurer will cancel, terminate or materially change the policy only after it has given Landlord and Tenant written notice of the anticipated cancellation, termination or material change at least thirty (30) days in advance of the time at which the cancellation, termination or material change becomes effective.

            F. Tenant may provide the insurance required by virtue of the terms of this Lease by means of a combination of primary and excess or umbrella coverage and by means of a policy or policies of blanket insurance so long as
(i) the amount of the total insurance allocated to the Leased Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease, and
(ii) the blanket policy or policies comply in all other respects with the other requirements of this Lease.

            G. As soon as practicable, Tenant shall furnish to Landlord upon request certificates of insurance reflecting that the policies Tenant has agreed to maintain are in force, and it shall also provide certificates evidencing all renewals of such policies.

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      14.   DAMAGE OR DESTRUCTION:

            A. If during the Term the Leased Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on its business in the Leased Premises, Landlord shall promptly restore the Leased Premises to their condition immediately prior to the casualty subject, however, to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control.

            B. If during the Term the Leased Premises are destroyed or so damaged by fire or other casualty that Tenant is prevented from carrying on its business in the Leased Premises, Landlord shall have the option either to restore the Leased Premises to their condition immediately prior to the casualty or to terminate this Lease. Such option shall be exercised by Landlord by written notice to the Tenant within thirty (30) days after the casualty.

                  If Landlord chooses to restore the Leased Premises, it shall prepare or cause to be prepared a reasonable estimate of the time needed to restore the Leased Premises to their condition immediately prior to the casualty. Such estimate shall accompany the above referenced written notice to Tenant. If the time period indicated in the notice exceeds ninety (90) days, Tenant may terminate this Lease within five (5) days of receipt of Landlord's notice provided, however, that termination shall not be permitted: (i) if Tenant was the sole cause of the damage or destruction; and (ii) unless the Mortgagee has been given notice and opportunity to cause repairs to be made within one hundred twenty (120) days.

                  If the restoration period is less than one hundred twenty
(120) days or if Tenant agrees to a restoration period in excess of one hundred twenty (120) days, then Landlord shall promptly commence such repair work and diligently proceed to complete the same subject,

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however, to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control.

                  In the event that a casualty occurs within the last nine (9) months of the term of this Lease Landlord (and Tenant if it is not the cause of the casualty) shall have the right to terminate this Lease upon notice given to the other party within thirty (30) days after the date of the casualty.

                  Notwithstanding anything to the contrary contained in this Paragraph 14 Landlord shall have no duty to repair or replace any personal property of Tenant or any of Tenant's fixtures or equipment or any Alterations made by Tenant and Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in the completion of repairs for any reason beyond the reasonable control of Landlord.

                  Basic Rental shall be equitably abated for any period that the Leased Premises are destroyed or damaged to the extent that Tenant is substantially prevented from carrying on its business in the Leased Premises unless Tenant was the cause of the damage or destruction.

      15.   COMPLIANCE WITH LAWS:

            Tenant covenants throughout the Term at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations which have the force of law, whether now in effect or hereafter promulgated, applicable to Tenant's use and occupancy of the Leased Premises, and shall be required to install at its cost all Alterations and/or improvements (both structural and nonstructural), required by law or code or any capital improvements required by law or code as a result of Tenant's occupancy of the Leased Premises, except that Landlord warrants that the Leased Premises shall be in compliance with the

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Americans with Disabilities Act and any such alterations or improvements required to cause the Leased Premises to be in such compliance shall be at Landlord's sole cost and expense except to improvements made by Tenant to Leased Premises. If during the Term, due to a change in the law, any other alterations to the Leased Premises which are the responsibility of Landlord under the terms of this Lease are required, the respective expenses will be amortized over their useful life as provided in Paragraph 12D hereof.

      16.   CONDEMNATION:

            A. If during the Term, all or a substantial part of the Leased Premises, the Building, or the Real Property shall be taken by eminent domain, then at the option of the Tenant or the Landlord this Lease shall terminate as of, and the Basic Rental and Additional Rental shall be apportioned to and abated from and after, the date of taking, and Tenant shall have no right to participate in any award or damages for such taking (except as set forth in Paragraph 16D hereof) and hereby assigns all of its right, title, and interest therein to Landlord. For purposes of this Paragraph 16 "a substantial part of the Leased Premises" shall mean a taking which renders Tenant unable to carry on its business on the Leased Premises.

            B. If during the Term, less than a substantial part of the Leased Premises, the Building or the Real Property shall be taken by eminent domain, this Lease shall remain in full force and effect; and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title, and interest therein to Landlord, provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Leased Premises to substantially the same efficiency as before the taking to the extent practicable..

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

            C. For the purpose of this Paragraph 16, "taken by eminent domain" or "taken under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

            D. Nothing herein shall be deemed to prevent Tenant from claiming, negotiating, and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, improvements upon the Leased Premises constructed at Tenant's sole expense, and damages for Tenant's loss of business, business interruption and/or removal and relocation as long as any such compensation to Tenant does not reduce the condemnation award recoverable by Landlord. Should the condemnation be affected without a cancellation of this Lease, there shall be an appropriate reduction in Basic Rental and Additional Rental commensurate with the area so taken.

      17.   LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS:

            If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall, after notice to Tenant, and Tenant's failure to cure, as provided for in Section 20 hereunder, have the right (but not the duty) to enter the Leased Premises, if necessary, to perform the same without further notice, but the reasonable cost thereof shall be deemed to be Additional Rental, and shall give the Landlord the same rights and remedies as though the Additional Rental were part of the Basic Rental due the Landlord under this Lease.

      18.   INDEMNIFICATION OF LANDLORD:

            Except with respect to claims arising from Landlord's negligent acts or omissions, or that of its agents, servants, contractors, or employees, Tenant covenants to indemnify and save Landlord harmless (to the extent not reimbursed by insurance required by this Lease to be furnished by Tenant) from any and all claims for liability of any nature whatever arising from any use, occupancy, construction, repairs, or other work or activity done in, on, or about the Leased Premises during the Term by Tenant or Tenant's agents, servants, contractors, employees, licensees, or invitees or from any condition of the Leased Premises or anything thereon or therein during the Term, or from any occurrence whatever in, on, or about the Leased Premises during the Term, including all Landlord's reasonable costs, expenses, and counsel fees in connection with any such claim.

            Except with respect to claims arising from Tenant's negligent acts or omissions, or that of its agents, servants, contractors, or employees, Landlord covenants to indemnify and save Tenant harmless (to the extent not reimbursed by insurance required by this Lease to be furnished by Landlord) from any and all claims for liability of any nature whatever arising from any use, occupancy, construction, repairs, or other work or activity done in, on, or about the Leased Premises and the Building during the Term by Landlord or Landlord's agents, servants, contractors, employees, licensees, or invitees or from any condition of the Leased Premises or the Building anything thereon or therein during the Term, or from any occurrence whatever in, on, or about the Leased Premises or the Building during the Term, including all Tenant's reasonable costs, expenses, and counsel fees in connection with any such claim.

      19.   LANDLORD'S EXONERATION:

            Except with respect to claims arising from Landlord's negligent acts or omissions, or that of its agents, servants, contractors, or employees, or from Landlord's failure to make repairs or maintenance required of it to be made pursuant to this Lease, Tenant covenants to save harmless, protect and indemnify the Landlord from and against any and all losses, damages, claims, suits, or actions, judgments, and costs, which may arise or grow out of any injury to or death of any person or damage to any property (including, but not by way of limitation, Tenant and employees of Tenant and their property) which is caused by Tenant's negligent acts or omissions, its agents or servants, sublessees and assigns, in the use and possession of the Leased Premises and the equipment thereon by Tenant or the operation of the business conducted by Tenant on the Leased Premises.

      20.   DEFAULT PROVISIONS:

            Each of the following events shall be deemed an event of default by Tenant within the meaning of this Paragraph 20:

            (a) the failure to pay any installment of Basic Rental or Additional Rental when due and payable;

            (b) the failure to perform any of the material non-monetary covenants or conditions of this Lease on the part of Tenant to be performed;

            (c) if Tenant shall abandon the Leased Premises or removes Tenant's property therefrom other than in the ordinary course of business;

            (d) the making of an assignment by Tenant or Guarantor (as hereinafter defined) for the benefit of its creditors;

            (e) the appointment of a receiver or trustee of all or part of Tenant's or Guarantor's property;

            (f) the filing of a petition in bankruptcy by Tenant or Guarantor;

            (g) the filing of a petition by or against Tenant or Guarantor for its reorganization or for an arrangement under any bankruptcy law or other law; or

            (h) the filing of or petition by Tenant or Guarantor to effect a composition or an extension of time to pay its debts; provided that if an event referred to in sections (e) and (g) above shall have been involuntary on the part of Tenant or Guarantor, the Tenant shall have sixty (60) days to discharge the receiver or trustee or dismiss the petition after the appointment or filing.

            Upon the occurrence of any event of default described above (except for an event of default under subparagraph (b) above), Landlord may elect to terminate this Lease immediately upon serving a written notice of termination upon Tenant. Upon the occurrence of an event of default described in subparagraph (b) above, then Landlord may elect to terminate this Lease by serving a written notice upon Tenant of Landlord's election to terminate this Lease upon a specified date, not less than thirty (30) days after the day of serving of such notice. If said event of default shall not be corrected within said thirty (30) day period, this Lease shall then expire on the date specified, as if that date had originally fixed as the expiration of the Term.

            In the event that this Lease is terminated in the manner provided for in this Paragraph 20, or by court proceedings or otherwise, Landlord or Landlord's agents, servants, or representatives may, at any time after written notice to Tenant and the times set forth in this Paragraph 20, reenter and resume possession of said Leased Premises, or any part thereof, and remove all persons and property therefrom (at the cost and expense of Tenant), either by any suitable action or proceeding at law or otherwise, without being liable for any damages thereof. No reentry by Landlord shall be deemed to be an acceptance of a surrender of this Lease.

            In case the Basic Rental or any installment of said Basic Rental hereby agreed to be paid shall at any time be in default, the Landlord shall have the right to distrain therefor.

            The Landlord, upon the happening of any of the events giving it the right to cancel and terminate this Lease, shall be entitled to the benefit of all of the provisions of law for the speedy recovery of lands and tenements in the State of Delaware that are now in force or may hereafter be enacted and as such Landlord shall be entitled to exercise any or all rights or remedies available to landlords in the State of Delaware at law or in equity following a tenant default. All remedies available to Landlord under this Lease and at law or in equity shall be cumulative and concurrent.

      21.   ADDITIONAL REMEDIES OF LANDLORD:

            In the event that this Lease is terminated in the manner set forth in Paragraph 20, hereof, or by court proceedings or otherwise, Landlord may for its own account, relet the whole or any portion of said Leased Premises for any period equal to or greater or less than the remainder of the Term for any sum which it may deem reasonable, to any tenant(s) which it may deem suitable and satisfactory, and for any use and purposes which it may deem appropriate, but in no event shall Landlord be under any obligation or duty to relet the same Leased Premises. In the event of such termination of this Lease, or in the event of any default or event of default mentioned in Paragraph 20 hereof, and whether or not the Leased Premises be relet, and whether this Lease be terminated or not, Landlord shall be entitled to recover of Tenant, and Tenant hereby agrees to pay Landlord as damages, the following:

            (i) The amount of Basic Rental reserved under this Lease, less the rent, if any, collected by Landlord on reletting the Leased Premises, plus the Landlord's reasonable costs for reletting and the amount of any then unpaid Additional Rental. The aforementioned sums will be due within thirty (30) days of termination.

            (ii) In addition to the damages hereinbefore provided for in this Paragraph 21, an amount equal to the cost of

                  (a) placing the Leased Premises in the condition in which Tenant has agreed to surrender them to Landlord, and

                  (b) of performing any other covenant herein contained which Tenant has agreed to perform, other than the covenant to pay Basic Rental.

                  Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this Paragraph 21, without waiting until the end of the Term.

                  (c) In the event of such termination of this Lease, or in the event of any default or event of default mentioned in Paragraph 20 hereof, and whether or not the Leased Premises be relet, and whether this Lease be terminated or not, Landlord shall, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, be entitled to declare to be immediately due and payable all Basic Rental and Additional Rental reserved for the balance of the Term.

      22.   RIGHT TO ASSIGN AND SUBLEASE:

            Tenant may not assign this Lease or sublet the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld (except to the extent otherwise provided in this Paragraph 22), provided that in the event of any such assignment or subletting with consent, Tenant shall remain liable for the performance of Tenant's obligations during the balance of the Term and provided further that any rental received by Tenant in excess of the Basic Rental reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as Additional Rental concurrently with such assignment or subletting. For purposes of this Paragraph 22, a transfer, by any person and/or entity controlling the Tenant on the date hereof, of such control to a person and/or entity not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease. However notwithstanding the foregoing Landlord shall in no event be required to consent to any: (i) sublease of space for rent less than that Tenant is required to pay under this Lease; or (ii) assignment or subletting to a proposed assignee or subtenant that is an existing tenant of Landlord or of any affiliate of Landlord.

      23.   INSPECTION BY LANDLORD, ETC:

            Upon reasonable prior notice to Tenant and during standard business hours (emergencies excepted), Landlord and its agents shall have the right at all reasonable times during the Term to enter the Leased Premises for the purpose of performing the maintenance and repairs required of it by this Lease and for the purpose of inspecting the same and, during the last one hundred and twenty (120) days of the Term, to show both the interior and exterior of the Leased Premises to prospective tenants or purchasers and to place "For Rent" of "For Sale" signs thereon. Such inspections and/or showings shall not disrupt the business operations of Tenant.

      24.   ASSIGNMENTS OF LANDLORD'S INTEREST:

            If Landlord should ever assign this Lease or the Basic Rental hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment, and upon demand by

 Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee (from and after the time Tenant is furnished with such assignee's address) and furnish such evidence of insurance coverages required hereunder as the assignee may reasonably require so as to protect the assignee's interest as it may appear and furnish such assurances to the assignee as it may reasonably request.

      25.   ATTORNMENT:

            In the event the Leased Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

            The Tenant shall, promptly at the request of the Landlord or any Mortgagee, execute, enseal, acknowledge, and deliver such further instrument or instruments:

            a) evidencing such subordination as the Landlord or such Mortgagee deems necessary or desirable, and

            b) (at such Mortgagee's request) attorning to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's right hereunder, except on the occurrence of a default or event of default.

      26.   SUBORDINATION:

            This Lease shall be subject and subordinate to the lien of any present or future mortgage or mortgages upon the Leased Premises or the Real Property irrespective of the time of execution or the time of recording of any such mortgage or mortgages provided that in the event of foreclosure or other action taken under any mortgage by the holders thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, extensions, renewals and replacements thereof and any and all advances thereunder.

      27.   MORTGAGEE PROTECTION CLAUSE:

            Tenant agrees to give all Mortgagees by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default, then the Mortgagee(s) shall have thirty (30) days from the date of receiving notice within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty
(30) days any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

      28.   QUIET ENJOYMENT:

            Landlord covenants and warrants to Tenant that Tenant on paying the Basic Rental and Additional Rental provided for in this Lease and performing its material covenants herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises and all appurtenances thereon during the full Term pursuant and subject to the terms of this Lease without hindrance or molestation by Landlord or anyone claiming by or through Landlord.

      29.   FAILURE TO INSIST UPON STRICT PERFORMANCE:

            The failure of either party to insist upon a strict performance of any of the terms, conditions, and covenants herein contained shall not be deemed a waiver of any rights or remedies that either party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions, and covenants herein contained. This Lease may not be changed, modified, or discharged except by a writing signed by both parties hereto.

      30.   TENANT HOLDING OVER:

            A. In the event Tenant remains in possession of the Leased Premises after the expiration of the Term, without the written consent of Landlord, such event shall be construed to be a tenancy from month-to-month at one and one-half (1-1/2) times the monthly Basic Rental herein specified during the last month of the expired Term, and shall otherwise be on the terms and conditions herein specified.

            B. In the event that Tenant holds over at the expiration of the Term or at the earlier termination thereof, Landlord shall be entitled to all the remedies now or hereafter in effect in the State of Delaware, at law or in equity, relating to the speedy recovery of possession of lands and damages for wrongful detention.

      31.   UTILITY LINES AND FACILITIES:

            Landlord reserves the right to place (or permit any other tenant in its Building so to place) in, over, below and upon the Leased Premises (in such a manner as to not unreasonably interfere with Tenant's use of the Leased Premises), utility lines, conduits, pipes, tunneling and the like to service the Leased Premises and any other premises in the Building and to use, replace, repair, and maintain (or permit any other tenant so to do) such utility lines, conduits, pipes, tunneling and the like, in, over, below, and upon the Leased Premises in such a manner as will not materially interfere with Tenant's enjoyment thereof, provided that Landlord shall use its best efforts to see that such work does not significantly interfere with the ongoing business and operations of Tenant, that such work shall be done expeditiously and in a workmanlike manner, and further that the Leased Premises shall, upon conclusion of the work, be restored to substantially the same conditions as they were prior to the commencement of the work.

      32.   SIGNS:

            Tenant shall be permitted to place signage on the exterior of the Building or otherwise outside of the Building. Such signage shall be similar to that depicted on Exhibit I, attached hereto. All signage shall be used for no other purpose except to display Innotrac corporate name and/or logo.

      33.   END OF TERM:

            Upon the expiration or other termination of the Term, Tenant shall quit the Leased Premises and surrender same to Landlord, broom clean, in good order and condition ordinary wear and tear and damage or destruction by fire or other casualty or the elements unless caused by Tenant or any other cause beyond Tenant's reasonable control excepted and Tenant shall remove all of its property.

      34.   SUCCESSORS AND ASSIGNS:

            Except as hereinabove expressly otherwise provided, this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Landlord's liability under this Lease shall be limited to its interest in the Leased Premises and the Building.

      35.   NOTICES:

            All notices, requests, demands or other communications with respect to this Lease, whether or not herein expressly provided for, shall be in writing and shall be deemed to have been duly given either (a) forty-eight (48) hours after being mailed by United States First-Class, certified or registered mail, postage prepaid, return receipt requested, or (b) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery to the parties at the following addresses (which such addresses may be changed by either party by giving written notice thereof to the other):

            If to Landlord:

            Centerpoint 800 LLC
            1201 N. Market Street, Suite 1605
            Wilmington, Delaware 19801
            Attn: Mr. Paul M. McConnell

            with a copy to:

            McConnell Development, Inc.
            1201 N. Market Street, Suite 1605
            Wilmington, Delaware 19801
            Attention: Chief Financial Officer

            If to Tenant:

            Innotrac Corporation
            6655 Sugarloaf Parkway
            Duluth, GA. 30097
            Attention: David Gamsey, Chief Financial Officer

            With a copy to:

            Attention: Sandra Langley, General Counsel

Notices may be sent on behalf of a party by its legal counsel.

      36.   AGENCY:

            Unless otherwise disclosed, Broker (as hereinafter defined), any cooperating broker, and any salesperson working with either, are representing the Landlord's interest and have fiduciary responsibilities to Landlord, but are obligated to treat all parties fairly. Broker, any cooperating broker, and any salesperson working with either, without breaching the fiduciary responsibilities to Landlord, may, among other services, provide a potential tenant with information about the attributes of properties and available financing, show properties, and assist in preparing an offer to lease. Broker, any cooperating broker, and any salesperson working with either, also have the duty to respond accurately and honestly to a potential Tenant's questions and disclose material facts about properties, submit promptly any offers to lease and offer properties without unlawful discrimination. Landlord and Tenant represent that neither party entered into any agreement with any broker or agent except McConnell Johnson Real Estate Company, LLC and CB Richard Ellis, Inc. (the "Broker") regarding this Lease or the Leased Premises and Landlord shall be responsible for payment of any and all brokerage fees or commissions payable to the Broker in connection with this Lease for the Leased Premises. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from all costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual who alleges that it is entitled to commissions or fees with regard to this Lease as a result of dealings it had with the indemnifying party.

      37.   RECORDING:

            Landlord and Tenant agree to execute a Memorandum of Lease which may be recorded among the Land Records of New Castle County, Delaware, at the expense of the Landlord if Landlord elects to record.

      38.   TENANT ESTOPPEL CERTIFICATES:

Tenant shall, within twenty (20) days after written request of Landlord, execute, acknowledge and deliver to Landlord or to Landlord's Mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Leased Premises, any estoppel certificate(s) requested by Landlord which shall state whether this Lease is in full force and effect and whether any changes may have been made to the original of this Lease; whether the Term of this Lease has commenced and full rent is accruing; whether there are any defaults by Landlord and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Landlord have been completed; whether rent has been paid more than thirty (30) days in advance; whether there are any liens, charges, or offsets against rent due or to become due; and stating any other fact or certifying as to any other condition as Landlord may reasonably request. Tenant acknowledges that any certificate delivered pursuant to the provisions of this Paragraph 38 may be relied upon by Landlord and/or any such mortgagee, lessor or purchaser.

      39.   CAPTIONS AND HEADINGS:

            The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

      40.   ENVIRONMENTAL MATTERS:

            A. Tenant represents and warrants that the use of the Leased Premises will not result in or involve the use, generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of, or the conduct or performance of any activity in connection with, any hazardous substance or hazardous waste, as such terms are defined in the Delaware General Waste Management Act, 7 Del. C., Chapter 60, the Delaware Hazardous Waste Management Act, 7 Del. C., Chapter 63, the Federal Resource SS6690, et seq., the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SS9601, et seq., and the regulations promulgated under said Acts, which would subject the Leased Premises or Landlord to any liability, including damages, penalties or fines, or any lien on the Leased Premises under such Acts or under the Federal common law or the common law of the State of Delaware.

            B. Tenant shall indemnify and hold harmless Landlord, its directors, officers, partners, and all of its employees, agents, and contractors against all costs incurred (including, without limitation, amounts paid pursuant to penalties, fines, orders, judgment or settlements and attorney's fees originating out of any claim made by Federal, State, or local agencies or departments or private litigants or third parties) with respect to violations or alleged violations by Tenant, its agents, employees, or invitees of environmental or health laws, rules, regulations, orders, or common law, as said laws, etc. are set forth above or otherwise.

            C. Landlord shall indemnify and hold harmless Tenant, its officers, directors, partners, and any of its employees, against all costs incurred (including, without limitation, amounts paid pursuant to penalties, fines, orders, judgments, or settlements and attorneys' fees, originating out of any claim made by Federal, State, or local agencies or departments or private litigants or third parties) with respect to violations or alleged violations by Landlord, its agents, employees, or invitees of environmental or health laws, or regulations, orders or common law as said laws, etc., are set forth above, or otherwise, provided that such violations or alleged violations are not in whole or in part related to Tenant or Tenant's use of the Leased Premises. As used herein, Tenant shall mean and include Tenant and Tenant's agents, employees, and invitees. Notwithstanding anything to the contrary contained herein, Landlord shall be solely responsible under this indemnification provision for any violation of any environmental or other federal or state law that pre-dates Tenant's use of the Leased Premises.

      41.   NO OFFER:

            The submission of this Lease for examination or the negotiation of the transactions described herein or the execution of this Lease by only one of the parties shall not in any way constitute an offer to lease on behalf of either Landlord or Tenant, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

      42.   FINANCIAL STATEMENTS:

            Upon the request of Landlord Tenant shall supply to Landlord copies of all of Tenant's and/or Guarantor's most recent financial statements then available. Such financial statements shall be provided by Tenant to Landlord within fifteen (15) days after Landlord's request therefor and shall be kept confidential but may be disclosed to: (i) the extent required by law; and (ii) Landlord's employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

      43.   MISCELLANEOUS PROVISIONS:

            43.1. TIME PERIODS. All periods of time referred to in this Lease shall include all Saturdays, Sundays and state or national holidays, unless the period of time specifies business days, however if the date or last date to perform any act or give notice or approval shall fall on a Saturday, Sunday or state or national holiday, such act, notice or approval shall be timely if performed or given on the next succeeding day which is not a Saturday, Sunday or state or national holiday.

            43.2. SEVERABILITY. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

            43.3. EXHIBITS. All exhibits referred to herein are attached hereto and incorporated by reference.

            43.4. EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

            43.5. BINDING EFFECT. The covenants and agreements contained in this Lease shall be binding on the parties hereto and on their respective successors and permitted assigns.

            43.6. ENTIRE AGREEMENT. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein.

            43.7 TIME OF THE ESSENCE. Time is of the essence for the performance of each term, condition and covenant of this Lease.

            43.8 MORTGAGEE APPROVAL AND MODIFICATION. Tenant acknowledges that Landlord's Mortgagee may have a right of approval of this Lease and/or may require various changes in the terms of this Lease. Tenant agrees to cooperate and act in good faith in agreeing to such changes in this Lease by written amendment to this Lease which are required by a Mortgagee, provided that such changes do not materially affect the Tenant's rental cost hereunder or change the term hereby demised and provided that such requested changes are of a nature reasonably necessary to protect such Mortgagee's security in accordance with usual lending practices. In the event that Tenant shall not agree to a change requested the Mortgagee, then Landlord shall have the right, upon thirty (30) days notice to Tenant, to terminate this Lease and all of Tenant's rights hereunder, and shall refund to Tenant such funds as Tenant may have paid on account of future rent.

            43.9 NAME OF BUILDING. The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord's sole discretion.

            43.10 DOCUMENT INTERPRETATION. All references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.

            43.11 LANDLORD ENFORCEMENT. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord's fault to become involved or concerned.

            43.12 TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises or claim of injury or damage.

            43.13 RULES AND REGULATIONS. Such rules and regulations concerning the Building and/or the Leased Premises as may from time to time be made by Landlord in the exercise of Landlord's reasonable judgment upon written notice to Tenant, shall be deemed a part of this Lease with the same effect as though written herein, and Tenant also covenants that all such rules and regulations will be faithfully observed by Tenant, Tenant's employees, and all those visiting the Leased Premises or claiming under Tenant.

      WITNESS the execution of this Lease under seal by the parties hereto as of the date first above written.

                                            CENTERPOINT 800 LLC
                                            Landlord

                                            By: /s/ Paul M. McConnell     (Seal)
                                                --------------------------
                                                    Paul M. McConnell
                                                    Managing Member

                                            INNOTRAC CORPORATION
                                            Tenant

                                            By: /s/ David Gamsey          (Seal)
                                                --------------------------
                                                    David Gamsey

                                            Title: Chief Financial Officer

                                            Attest: [ILLEGIBLE]

                                            Title: VP of logistics

                                   EXHIBIT "A"

                                    SITE PLAN

                                    EXHIBIT A
                                 LEASED PREMISES
                                    75,000 SF

                                  [FLOOR PLAN]

                                    EXHIBIT A

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                                LEGAL DESCRIPTION

                                  EXHIBIT "B"

                                  [ILLEGIBLE]

Parcels 2A, 2C, 3, 4, 5A, Private Open Space and Airport Holdings Parcel, Centerpoint Business Park, dated December 29, 1998 and recorded January 22, 1999 in the Office of the Recorder of Deeds in and for New Castle County and State of Delaware at Microfilm No. 13752, and being more particularly bounded and described as follows, to-wit:

Beginning at a new common corner for Parcel 3A and 4A, said point being a common corner for Parcel 3A and lands herein being described and located the following eleven courses and distances from the southeasterly end of a fillet joining the southerly side of Delaware Route 273(80 feet wide) with the westerly side of Centerpoint Boulevard (60 feet wide):

(1) South 08 degrees 19 minutes 11 seconds West, 307.47 feet to a point of curvature; thence,

(2) By an arc curving to the right having a radius of 437.27 feet, an arc distance of 271.80 feet to a point of compound curvature; thence,

(3) By an arc curving to the right having a radius of 532.68 feet, an arc distance of 224.31 feet to a point of tangency; thence,

(4) South 68 degrees 03 minutes 43 seconds West, 881.67 feet to a point of curvature; thence,

(5) Crossing Centerpoint Boulevard. South 21 degrees 56 minutes 17 seconds East, 60.00 feet to a point on the southerly side of Centerpoint Boulevard; thence, with same,

(6) By an arc curving to the left having a radius of 1722.54 feet, an arc distance of 464.27 feet to a point of reverse curvature; thence,

(7) By an arc curving to the right having a radius of 530.00 feet, an arc distance of 273.89 feet to a point of reverse curvature; thence,

(8) By an arc curving to the left having a radius of 23.00 feet, an arc distance of 20.73 feet to a point of reverse curvature; thence,

(9) By an arc curving to the right having a radius of 70.00 feet, an arc distance of 86.62 feet to a common corner for Parcels 3A and 4A; thence, with same the next two courses and distances.

(10)  South 29 degrees 46 minutes 49 seconds West, 32.64 feet to a point;
      thence,

(11) South 00 degrees 30 minutes 53 seconds East, 586.52 feet to the Point of Beginning.

Thence, from said Point of Beginning the following five courses and distances:

(1) South 00 degrees 30 minutes 53 seconds East, 100.00 feet to a point in line of lands now [ILLEGIBLE] formerly of the Delaware Division of P.B.&W.R.R. (70 feet wide); thence, with same the next two courses and distances,

(2) South 88 degrees 57 minutes 28 seconds West, 275.71 feet to a point of curvature; thence,

(3) By an arc curving to the left having a radius of 11499.14 feet, an arc distance of 287.11 feet to a new corner for the aforesaid Parcel 4A; thence, with the same the next two courses and distances,

(4)   North 02 degrees 28 minutes 14 seconds West, 103.61 feet to a point:
      thence,

(5) North 88 degrees 57 minutes 28 seconds East, 566.30 feet to the Point of Beginning.

Containing within said metes and bounds 1.3040 acres of land, be they the same, more or less.

      BEING the same lands and premises which Centerpoint 600, LLC, by Deed dated February__, 1999 and recorded in the Office of the Recorder of Deeds aforesaid prior hereto, or intended so to be, did grant and convey unto Centerpoint 800, LLC.

EXCEPTING THEREOUT AND THEREFROM the following described parcel...

      ALL that certain piece, parcel or tract of land, with the improvements thereon, situate in the City of New Castle. New Castle County and State of Delaware, being known as a portion of Parcel 3 as shown on that certain Record Minor Subdivision Plan of Parcels 2A, 2C, 3, 4, 5A, Private Open Space and Airport Holdings Parcel, Centerpoint Business Park, dated December 29, 1998 and recorded January 22, 1999 in the Office of the Recorder of Deeds in and for New Castle County and State of Delaware at Microfilm No-13752, and being more particularly bounded and described as follows, to-wit:

Beginning at a new common corner for Parcel 3A and Parcel 5D, said point being a common corner for Parcel 5D and lands herein being described and located the following seven courses and distances from the southeasterly end of a fillet joining the southerly side of Delaware Route 273 (80 feet wide) with the westerly side of Centerpoint Boulevard (60 feet wide);

(1) South 08 degrees 19 minutes 11 seconds West, 307.47 feet to a point of curvature; thence,

(2) By an arc curving to the right having a radius of 437.27 feet, an arc distance of 271.80 feet to a point of compound curvature; thence,

(3) By an arc curving to the right having a radius of 532.68 feet, an arc distance of 224.31 feet to a point of tangency; thence,

(4) South 88 degrees 03 minutes 43 seconds West, 881.67 feet to a point of curvature; thence,

(5) Crossing Centerpoint Boulevard, South 21 degrees 56 minutes 17 seconds East, 60.00 feet to a point on the southerly side of Centerpoint Boulevard; thence, with same,

(6) By an arc curving to the left having a radius of 1722.54 feet, an arc distance of 379.83 feet to a common corner for the aforesaid Parcels 3A and 5D; thence, with same,

(7) South 23 degrees 56 minutes 17 seconds East, 143.94 feet to a point feet to the Point of Beginning.

Thence, from said Point of Beginning the following six courses and distances:

(1)   South 23 degrees 56 minutes 17 seconds East, 259.60 feet to a point;
      thence,

(2) South 01 degree 02 minutes 32 seconds East, 307.97 feet to a point in line of Private Open Space (see plan at Microfilm No. 13076): thence, with same, the next two courses and distances.

(3)   South 88 degrees 57 minutes 28 seconds West, 80.00 feet to a point;
      thence,

(4) South 01 degree 02 minutes 32 seconds East, 225.00 feet to a point in line of lands now or formerly of the Delaware Division of P.B.&W.R.R; thence, with same,

(5) South 88 degrees 57 minutes 28 seconds West, 21.00 feet to a corner for the aforesaid Parcel 3A; thence, with same,

(6) North 01 degree 02 minutes 32 seconds East, 772.12 feet to the Point of Beginning.

Containing within said [ILLEGIBLE] and bounds 1.0998 acres of land, be they the same, more or less.

      BEING the same lands and premises which Centerpoint 800, LLC, by Deed dated February __, 1999 and recorded in the Office of the Recorder of Deeds aforesaid prior hereto, or intended so to be, did grant and convey unto Centerpoint 1000, LLC.

SAID LANDS NOW BEING DESCRIBED AS A SINGLE LOT, PIECE OR PARCEL AS...

ALL that certain piece, parcel or [ILLEGIBLE] of land, with the improvements thereon, situate in the City of New Castle, New Castle County and State of Delaware, commonly known as 800 Centerpoint Boulevard, being designated as Parcel 3A on that certain Record Minor Subdivision Plan of Parcels 2A, 2C, 3, 4, 5A. Private Open Space and Airport Holdings Parcel, Centerpoint Business Park, dated December 29, 1998 and recorded January 22, 1999 in the Office of the Recorder of Deeds in and for New Castle County, State of Delaware, at Microfilm No. 13752, and being more particularly bounded and described in accordance with a survey titled "Plan of 800 Centerpoint Boulevard, also known as Parcel 3A, Centerpoint Business Complex prepared tor Centerpoint 800, LLC" (Drawing No. 9803389-5004) by McBride & [ILLEGIBLE], Inc., Land Surveyors, Planners & Engineers, dated February 4, 1999, as follows, to-[ILLEGIBLE]

Beginning at a point on the southeasterly side of Centerpoint Boulevard (60 feet wide), said point being a common corner for Parcel 5D and lands herein being described and located the following six courses and distances from the southeasterly end of a fillet joining the southerly side of Delaware Route 273 (80 feet wide) with the westerly side of Centerpoint Boulevard (60 feet wide):

(1) South 08 degrees 19 minutes 11 seconds West, 307.47 feet to a point of curvature; thence,

(2) By an arc curving to the right having a radius of 437.27 feet, an arc distance of 271.80 feet to a point of compound curvature; thence,

(3) By an arc curving to the right having a radius of 532.68 feet, an arc distance of 224.31 feet to a point of tangency; thence.

(4) South 68 degrees 03 minutes 43 seconds West, 881.67 feet to a point of curvature; thence,

(5) Crossing Centerpoint Boulevard, South 21 degrees 56 minutes 17 seconds East, 60.00 feet to a point on the southerly side of Centerpoint Boulevard; thence, with same.

(6) By an arc curving to the left having a radius of 1722.54 feet, an arc distance of 379.83 feet to the Point of Beginning.

Thence, from said Point of Beginning the following twelve courses and distances:

(1)   South 23 degrees 56 minutes 17 seconds East, 143.94 feet to a point;
      thence

(2) South 01 degree 02 minutes 32 seconds East, 772.12 feet to a point in line of lands now or formerly of the Delaware Division of P.B.&W.R.R.; thence, with same the next two courses and distances,

(3) South 68 degrees 57 minutes 28 seconds West, 767.58 feet to a point of curvature; thence,

(4) By an arc curving to the left having a radius of 11499.14 feet, an arc distance of 287.11 feet to a corner for Parcel 4A; thence, with same the next four courses and distances,

(5)   North 02 degrees 28 minutes 14 seconds West, 103.61 feet to a point;
      thence

(6)   North 88 degrees 57 minutes 28 seconds East, 566.30 feet to a point;
      thence,

(7)   North 00 degrees 30 minutes 53 seconds west, 586.52 feet to a point;
      thence,

(8) North 29 degrees 46 minutes 49 seconds East. 32.64 feet to a point on the cul-de-sac at the end of Centerpoint Boulevard; thence [ILLEGIBLE] with same the next four courses and distances.

(9) By an arc curving to the left having a radius of 70.00 feet, an arc distance of 86.62 feet to a point of reverse curvature: thence,

(10) By an arc curving to the right having a radius of 23.00 feet, an arc distance of 20.73 feet to a point of reverse curvature: thence.

(11) By an arc curving to the left having a radius of 530.00 feet, an arc distance of [ILLEGIBLE] feet to a point of reverse curvature; thence.

(12) By an arc curving to the right having a radius of 1722.54 feet, an arc distance of 84.44 feet to the Point of Beginning.

Containing within said metes and bounds 10.23 acres of land, be they the same. more or less.

      TOGETHER WITH the non-exclusive right in and to the use of an irregular shaped cross access easement leading from the hereinabove described property over a portion of Parcel 5D and Parcel 4 to Centerpoint Boulevard as shown on the aforementioned Record Plan (Microfilm No. 13752).

      UNDER AND SUBJECT to all applicable covenants. conditions. easements, rights-of-way, reservations, restrictions, and agreements of record in the Office of the Recorder of Deeds aforesaid including, but not limited to, the Record Minor Subdivision Plan of Parcels 2A, 2C, 3, 4, 5A, Private
Open Space and Airport Holdings Parcel, Centerpoint Business Park, dated December 29, 1998 and recorded January 22, 1999 at Microfilm No. 13752.

      This Deed is a confirmatory Deed intended to create of record the current metes and bounds description for Parcel 3A in the Centerpoint Business Complex as established and shown on the aforementioned Record Minor Subdivision Plan of record in the Office of the Recorder of Deeds aforesaid at Microfilm No. 13752.

      IN WITNESS WHEREOF, the said Centerpoint 800, LLC has caused its name by Paul M. McConnell, its Member to be hereunto set, the day and year first above written.

Signed, Sealed, and Delivered
  in the Presence of:                           CENTERPOINT 800. LLC

/s/ [ILLEGIBLE]                                 By: /s/ Paul M. McConnell
------------------------------                      ---------------------------
                                                    Officer: Paul M. McConnell
                                                    Title: Member

STATE OF DELAWARE, COUNTY OF NEW CASTLE; SS.

      BE IT REMEMBERED, That on this 22nd day of February, 1999, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Paul M. McConnell, Member of Centerpoint 800, LLC, a Delaware limited liability company, party to this indenture, known to me personally to be such, and acknowledged this Indenture to be his duly authorized act and deed for and on behalf of said company.

      GIVEN under my Hand and Seal of Office, the day and year aforesaid.

                                               /s/ DONALD NELSON ISKEN
                                               ------------------------
                                               NOTARY PUBLIC
                                               Notary: Print Name and
                                               Date Commission Expires

                                                DONALD NELSON ISKEN
GRANTEE'S ADDRESS                               Notary Public, State of Delaware
                                                [ILLEGIBLE]
4001 Kennett Pike
Suite 222
Greenville, DE 19807

                                   EXHIBIT "C"

                               TENANT IMPROVEMENTS

                              (PLAN TO BE ATTACHED)

Landlord shall, at Landlord's sole cost and expense, do the following work to Leased Premises:

      (A) Remove areas noted on attached plan Area A and B. Landlord shall remove drywall, carpet, electric and other fit-out currently noted in Area A and B upon the request of Tenant. Landlord shall return both areas to be in a warehouse shell condition. Any current demising walls in warehouse, including but not limited to walls separating climate control area, wall separating the existing tenant, or any wall separating unused space, and walls adjacent to office area, shall removed upon Tenant's taking of additional space.

      (B) Upon request of Tenant, Landlord shall construct four (4) offices and one (1) conference room using building standard finishes in Area C with dimensions as noted on attached Plan and demolish remaining office area.

      (C) Landlord shall paint office break room and restrooms noted as Area D on attached plan.

      (D) Landlord shall have the HVAC system inspected and repaired prior to the Term.

      (E) Tenant shall have right to park cars in areas noted on Exhibit J. Tenant shall have exclusive truck dock use for truck docks that are part of Leased Premises.

      (F) Landlord shall at Landlord's option and sole cost and expense have the right to remove existing warehouse air conditioning units and electrical bus-duct.

      (G) Tenant shall install such aisle lighting in the Leased Premises as necessary in order to provide adequate visibility for Tenant's use of the Leased Premises. Landlord shall provide up to ten thousand dollars ($10,000) towards lighting upgrades. Tenant shall provide Landlord with invoices outlining expenditures. Landlord shall reimburse Tenant within thirty (30) days of receipt of invoice.

                                    EXHIBIT C

                                  [FLOOR PLAN]

                                   EXHIBIT "D"

                                HVAC REQUIREMENTS

      The following work will be required in accordance with the maintenance contract required in Paragraph 12B of the attached Lease:

            1.    Check performance of all major components.

            2.    Lubricate moving parts as required.

            3.    Check refrigerant charges (during cooling season).

            4.    Inspect for oil and refrigerant leaks.

            5.    Check operating and safety controls.

            6.    Check pressures and temperatures.

            7.    Inspect condensers.

            8.    Inspect fans, motors, and starters.

            9.    Tighten electrical connections at equipment.

            10.   Test amperages and voltages.

            11.   Check belts and drives.

            12. Check oil and filters, or dryers, as required (at least four times per year).

            13.   Check temperature on control system.

            14.   Thoroughly inspect heat exchanger.

                                   EXHIBIT "E"

             ESTIMATED 2004 TAXES, INSURANCE AND OPERATING EXPENSES

                  Building: 800 Centerpoint Boulevard 2004 CAM
                                 179,466 Sq. Ft.

                                            $/sq. ft
                                            --------
HVAC Maintenance                              $0.02

Insurance                                     $0.15

Management                                    $0.15

Misc./Maint./Repairs                          $0.01

Administrative Charges                        $0.05

Landscaping/Grounds Maintenance               $0.03

Snow Removal                                  $0.09

Sprinkler / Fire Protection                   $0.02

Taxes                                         $0.41

Water & Sewer                                 $0.02
                                              -----
   TOTAL                                      $0.95
                                              =====

                                    EXHIBIT F

                          RELOCATION OF EXISTING TENANT

Provided no event of Default exists under the Lease Agreement, Landlord agrees to relocate tenant, Emile Henry, ("Existing Tenant") presently occupying 44,044 square feet and not actively lease the balance of the Premises ("Adjacent Space") under the following terms and conditions:

Existing Tenant Relocation:

      A) Tenant shall provide five (5) months written notice that Tenant wants Landlord to relocate Existing Tenant.

      B) Relocation of Existing Tenant can only occur between December 18 and May 31 of any given year.

      C) Tenant shall have leased the balance of Building prior to being able to exercise Existing Tenant Relocation.

      D) Tenant shall commence paying rent on space vacated by Existing Tenant immediately upon Existing Tenant's vacation of 44,044 square feet.

      E) The Lease shall automatically extend through the then current Term or Renewal Term, by three (3) years from the then current Termination Date of the Lease or any amendments to Lease.

      F) Landlord shall deliver Premises in its "As Is, Where Is" condition, broom clean.

      G) Tenant shall have a one (1) time termination option ("Termination Option") only if Tenant has exercised the Relocation of Existing Tenant. Tenant shall:

            (i) Provide Landlord with sixty (60) days termination written notice ("Termination Notice");

            (ii) Provide Landlord with a payment of One Hundred Fifty Thousand Dollars ($150,000) at the time of Termination Notice.

            (iii) Tenant shall only be permitted to terminate the Leased
                  Premises which was part of Existing Tenant Premises.

            (iv) Tenant shall vacate the Leased Premises terminated and return Leased Premises to Landlord in condition provided for in the Lease.

Adjacent Space:

      A) Landlord agrees not to actively market the adjacent vacant 33,500 square feet for a period of five (5) months from the Rent Commencement Date.

      B) After the five (5) month time frame, Landlord is free to market space. Except Tenant shall have an On-going Right of First Offer on contiguous space per Exhibit G.

      C) If Tenant expands during the initial five (5) month period, Landlord and Tenant shall immediately execute an amendment to lease stating the new rentable square footage and the new expiration date for the entire Leased Premises shall be extended through the then current Term or Renewal Term, in conjunction with the Leased Premises.

                                    EXHIBIT G

                          ON-GOING RIGHT OF FIRST OFFER

Provided no event of Default exists under the Lease agreement, Landlord shall provide Tenant with the On-Going Right of First Offer on contiguous space occupied by Tenant under the following terms and conditions:

      A) Landlord shall present Tenant with any written offer that has been presented to Landlord, in writing, specifying the square footage and rate per square foot. Landlord shall then provide Tenant with Right of First Offer on contiguous space occupied by Tenant. Such Right of First Offer shall be at Tenant's then current Basic Rental Rate. Tenant shall have a period of twenty (20) days to accept or reject space outlined in offer from Landlord.

      B) If Tenant accepts offer, Landlord and Tenant shall immediately execute an amendment to Lease outlining the Rent Commencement Date, an amendment to this Lease that extends the term of the contiguous space through the then current Expiration Date of Lease or any amendments to Lease, in conjunction with the Leased Premises. All other terms of the Lease shall remain in full force and effect.

                                    EXHIBIT H

                   EXPANSION BASIC RENTAL RATE, RENEWAL OPTION

The Basic Rental Rate shall apply to the spaces taken during any expansion or extension of Lease during the Term of this Agreement.

EXPANSION BASIC RENTAL RATES shall apply as follows:

Year 1        $ 3.75 per square foot, NNN
Year 2        $ 3.85 per square foot, NNN
Year 3        $ 3.95 per square foot, NNN
Year 4        $ 4.05 per square foot, NNN
Year 5        $ 4.15 per square foot, NNN
Year 6        $ 4.25 per square foot, NNN
Year 7        $ 4.35 per square foot, NNN
Year 8        $ 4.40 per square foot, NNN
Year 9        $ 4.40 per square foot, NNN

Any expansion beyond Year Nine (9) shall be fixed at Four Dollars and Forty Cents ($4.40) per square foot, NNN.

RENEWAL OPTION

      A) In the event Lease expires for the Leased Premises, the Landlord shall provide Tenant with the option to exercise two (2) renewal terms: one renewal term of one (1) year immediately following the Termination Date and subsequently one renewal term of three (3) years following the expiration of the initial renewal term of 1 year (collectively "Renewal Term(s)"). Such Renewal Terms shall be at a fixed Basic Rental Rate of Four Dollars and Forty Cents ($4.40) per square foot, NNN.

      B) Tenant shall provide six (6) months written notice to Landlord of Tenant's exercise of Renewal Option.

      C) If Tenant does not provide written notice to Landlord in the above time frame, Tenant shall loose all rights to renew the Lease for the Leased Premises.

                                    EXHIBIT I

                                 SIGN LOCATIONS

                                    EXHIBIT I

                                  [FLOOR PLAN]

                                    EXHIBIT I

                                  [FLOOR PLAN]

                                    EXHIBIT J

                                 PARKING SPACES

                                    EXHIBIT J

                                  [FLOOR PLAN]